Exhibit 99.1

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Leticia Lowe
Phone 713.207.7702
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For Immediate Release	Page 1 of 5

CENTERPOINT ENERGY REPORTS FOURTH QUARTER AND
FULL YEAR 2007 EARNINGS
     Houston, TX — February 28, 2008 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $108 million, or $0.32 per diluted share, for the fourth quarter of 2007 compared to $67 million, or $0.20 per diluted share, for the same period of 2006. Results for the fourth quarter of 2006 were reduced by $12 million, or $0.04 per diluted share, related to the resolution of the company’s Zero Premium Exchangeable Subordinated Notes (ZENS) tax issue. Excluding this item, net income for the fourth quarter of 2006 would have been $79 million, or $0.24 per diluted share, compared to $108 million, or $0.32 per diluted share, for the fourth quarter of 2007.
     Net income for the year 2007 was $399 million, or $1.17 per diluted share, compared to $432 million, or $1.33 per diluted share, for 2006. Results for the year 2006 were favorably impacted by $92 million, or $0.28 per diluted share, due to the resolution of the ZENS tax issue but were negatively impacted by $21 million, or $0.06 per diluted share, from a settlement related to the company’s 2001 unbundled cost of service order (UCOS) issued by the Texas Public Utility Commission. Excluding the net effect of these items, net income for the year 2006 would have been $361 million, or $1.11 per diluted share, compared to $399 million, or $1.17 per diluted share, for the year 2007.
     “I am very pleased with the overall financial results that we are reporting today,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our natural gas utilities showed significant improvement reflecting actions we have taken to enhance the operational and financial performance of this business. Our interstate pipelines and field services businesses turned in strong performances and our electric utility and competitive natural gas marketing businesses had a very solid year. Our company is well positioned to continue to take advantage of opportunities in each of our businesses.”
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
     The electric transmission & distribution segment reported operating income of $104 million in the fourth quarter of 2007, consisting of $65 million from the regulated electric transmission & distribution utility operations (TDU), $10 million from the competition transition charge (CTC), and $29 million related to transition bonds. Operating income for the fourth quarter of 2006 was $96 million, consisting of $55 million from the TDU, $11 million from the CTC, and $30 million related to transition bonds. Operating income for the TDU for the fourth quarter of 2007 was positively impacted by customer growth of over 53,000 metered customers since December 2006, increased usage primarily due to favorable weather and higher revenues from ancillary services, partially offset by increased operating expenses.
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For Immediate Release	Page 2 of 5

     Operating income for the year 2007 was $561 million, consisting of $400 million from the TDU, $42 million from the CTC, and $119 million related to transition bonds. Operating income for 2006 was $576 million, consisting of $395 million from the TDU, $55 million from the CTC, and $126 million related to transition bonds. In addition to the factors noted above, operating income for the TDU for 2007 was impacted by a full year of reduced base rates and increased spending on low income assistance and energy efficiency programs resulting from a rate settlement implemented in October 2006. In addition, operating income for 2007 included a $17 million favorable settlement related to the final fuel reconciliation of the formerly integrated electric utility. Operating income for 2006 included a $32 million charge related to the UCOS settlement and proceeds from land sales.
Natural Gas Distribution
     The natural gas distribution segment reported operating income of $89 million for the fourth quarter of 2007 compared to $34 million for the same period of 2006. The increase in operating income for the fourth quarter of 2007 resulted from the addition of over 38,000 customers since December 2006, increased customer usage, the benefit of rate increases and reduced operating expenses, partially offset by higher bad debt expense. Operating income for the fourth quarter of 2006 included a $21 million write-off for purchased natural gas costs for periods prior to July 2004, which were denied recovery by the Minnesota Public Utilities Commission.
     Operating income for the year 2007 was $218 million compared to $124 million for 2006. In addition to the factors noted, operating income for 2007 benefited from a return to more normal weather.
Competitive Natural Gas Sales and Services
     The competitive natural gas sales and services segment reported operating income of $19 million for the fourth quarter of 2007 compared to $33 million for the same period of 2006. The decrease in operating income was due to a reduction in locational and seasonal natural gas price differentials. In addition, the fourth quarter of 2007 included a $2 million gain resulting from mark-to-market accounting compared to a $3 million gain for the same period of 2006. The fourth quarter of 2006 also included a $10 million inventory write-down of natural gas inventory to the lower of average cost or market.
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For Immediate Release	Page 3 of 5

     Operating income for the year 2007 was $75 million compared to $77 million for 2006. For the year 2007, an increase in sales to commercial and industrial customers was more than offset by reduced opportunities for optimization of the company’s pipeline and storage assets resulting from lower locational and seasonal natural gas price differentials. In addition, the year 2007 included a $10 million charge resulting from mark-to-market accounting and an $11 million inventory write-down, compared to a $37 million gain resulting from mark-to-market accounting and a $66 million inventory write-down for 2006.
Interstate Pipelines
     The interstate pipelines segment reported operating income of $71 million for the fourth quarter of 2007 compared to $44 million for the same period of 2006. The increase in operating income was driven primarily by the new Carthage to Perryville pipeline, which went into commercial service in May 2007 and favorable settlements of certain state tax issues, partially offset by higher operating expenses and a write-off of project development costs. The fourth quarter of 2006 included a gain from the sale of excess gas no longer required following improvements to a storage facility and a write-off of expenses associated with a discontinued pipeline project.
     Operating income for the year 2007 was $237 million compared to $181 million for 2006. In addition to the factors noted above, operating income for 2007 benefited from increased ancillary services.
Field Services
     The field services segment reported operating income of $24 million for the fourth quarter of 2007 compared to $23 million for the same period of 2006. In addition to operating income, this business had equity income of $3 million in the fourth quarter of 2007 compared to a loss of $1 million in the fourth quarter of 2006 from its 50 percent interest in a jointly-owned gas processing plant. These amounts are included in Other — net under the Other Income (Expense) caption.
     Operating income for the year 2007 was $99 million compared to $89 million for 2006. Operating income increased due to higher throughput and increased ancillary services, partially offset by higher operating expenses and lower commodity prices. In addition, equity income from the jointly-owned gas processing plant was $10 million for the year 2007 compared to $6 million for the year 2006. The increase was primarily due to a plant expansion.
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For Immediate Release	Page 4 of 5

DIVIDEND DECLARATION
     On January 24, 2008, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.1825 per share of common stock payable on March 10, 2008, to shareholders of record as of the close of business on February 15, 2008.
OUTLOOK FOR 2008
     CenterPoint Energy expects diluted earnings per share for 2008 to be in the range of $1.15 to $1.25. This guidance takes into consideration various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the impact to earnings of various regulatory proceedings but cannot predict the ultimate outcome of any of those proceedings. In providing this guidance, the company has not projected the impact of any changes in accounting standards, any impact from acquisitions or divestitures, or the outcome of the TDU’s true-up appeal.
FILING OF FORM 10-K FOR CENTERPOINT ENERGY, INC.
     Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. A copy of that report is available on the company’s web site, www.CenterPointEnergy.com, under the “Investors” section. Other filings the company makes at the SEC and other documents relating to its corporate governance can also be found on that site.
WEBCAST OF EARNINGS CONFERENCE CALL
     CenterPoint Energy’s management will host an earnings conference call on Thursday, February 28, 2008, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com/investors/events. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year.
     CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total over $17 billion. With about 8,600 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.
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For Immediate Release	Page 5 of 5

     This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s Form 10-K for the period ended December 31, 2007, and other filings with the Securities and Exchange Commission.
###

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2007	2006	2007

Revenues:
Electric Transmission & Distribution	$407	$438	$1,781	$1,837
Natural Gas Distribution	1,079	1,158	3,593	3,759
Competitive Natural Gas Sales and Services	908	864	3,651	3,579
Interstate Pipelines	89	152	388	500
Field Services	36	50	150	175
Other Operations	3	2	15	10
Eliminations	(58)	(62)	(259)	(237)

Total	2,464	2,602	9,319	9,623

Expenses:
Natural gas	1,623	1,646	5,909	5,995
Operation and maintenance	381	409	1,399	1,440
Depreciation and amortization	147	156	599	631
Taxes other than income taxes	78	88	367	372

Total	2,229	2,299	8,274	8,438

Operating Income	235	303	1,045	1,185

Other Income (Expense) :
Gain (Loss) on Time Warner investment	77	(40)	94	(114)
Gain (Loss) on indexed debt securities	(67)	41	(80)	111
Interest and other finance charges	(117)	(135)	(470)	(503)
Interest on transition bonds	(32)	(30)	(130)	(123)
Distribution from AOL Time Warner litigation settlement	—	—	—	32
Additional distribution to ZENS holders	—	—	—	(27)
Other — net	8	10	35	33

Total	(131)	(154)	(551)	(591)

Income Before Income Taxes	104	149	494	594

Income Tax Expense	(37)	(41)	(62)	(195)

Net Income	$67	$108	$432	$399

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2007	2006	2007

Basic Earnings Per Common Share:
Net Income	$0.21	$0.34	$1.39	$1.25

Diluted Earnings Per Common Share:
Net Income	$0.20	$0.32	$1.33	$1.17

Dividends Declared per Common Share	$0.15	$0.17	$0.60	$0.68

Weighted Average Common Shares Outstanding (000):
— Basic	313,048	321,695	311,826	320,480
— Diluted	334,618	342,841	324,778	342,507

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$55	$65	$395	$400
Competition Transition Charge	11	10	55	42

Total Electric Transmission and Distribution Utility	66	75	450	442
Transition Bond Companies	30	29	126	119

Total Electric Transmission & Distribution	96	104	576	561
Natural Gas Distribution	34	89	124	218
Competitive Natural Gas Sales and Services	33	19	77	75
Interstate Pipelines	44	71	181	237
Field Services	23	24	89	99
Other Operations	5	(4)	(2)	(5)

Total	$235	$303	$1,045	$1,185

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Twelve Months Ended
	December 31,		% Diff	December 31,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$346	$373	8%	$1,516	$1,560	3%
Transition bond companies	61	65	7%	265	277	5%

Total	407	438	8%	1,781	1,837	3%

Expenses:
Operation and maintenance	175	185	(6%)	611	652	(7%)
Depreciation and amortization	61	61	—	243	243	—
Taxes other than income taxes	44	52	(18%)	212	223	(5%)
Transition bond companies	31	36	(16%)	139	158	(14%)

Total	311	334	(7%)	1,205	1,276	(6%)

Operating Income	$96	$104	8%	$576	$561	(3%)

Operating Income:
Electric transmission and distribution operations	$55	$65	18%	$395	$400	1%
Competition transition charge	11	10	(9%)	55	42	(24%)
Transition bond companies	30	29	(3%)	126	119	(6%)

Total Segment Operating Income	$96	$104	8%	$576	$561	(3%)

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	4,637,585	4,939,054	7%	23,954,745	23,999,085	—
Total	16,638,022	17,729,923	7%	75,876,929	76,290,615	1%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	111%	140%	29%	102%	104%	2%
Heating degree days	85%	76%	(9%)	76%	98%	22%

Average number of metered customers:
Residential	1,742,580	1,790,977	3%	1,732,656	1,773,319	2%
Total	1,979,890	2,031,504	3%	1,968,114	2,012,636	2%

	Natural Gas Distribution
	Quarter Ended			Twelve Months Ended
	December 31,		% Diff	December 31,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$1,079	$1,158	7%	$3,593	$3,759	5%

Expenses:
Natural gas	811	838	(3%)	2,598	2,683	(3%)
Operation and maintenance	165	158	4%	594	579	3%
Depreciation and amortization	39	41	(5%)	152	155	(2%)
Taxes other than income taxes	30	32	(7%)	125	124	1%

Total	1,045	1,069	(2%)	3,469	3,541	(2%)

Operating Income	$34	$89	(162%)	$124	$218	76%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	54	53	(2%)	152	172	13%
Commercial and Industrial	64	65	2%	224	232	4%

Total Throughput	118	118	—	376	404	7%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	95%	93%	(2%)	88%	96%	8%

Average number of customers:
Residential	2,909,673	2,944,729	1%	2,883,927	2,931,523	2%
Commercial and Industrial	244,030	248,824	2%	243,265	246,993	2%

Total	3,153,703	3,193,553	1%	3,127,192	3,178,516	2%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Twelve Months Ended
	December 31,		% Diff	December 31,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$908	$864	(5%)	$3,651	$3,579	(2%)

Expenses:
Natural gas	867	836	4%	3,540	3,467	2%
Operation and maintenance	7	8	(14%)	30	31	(3%)
Depreciation and amortization	—	1	—	1	5	(400%)
Taxes other than income taxes	1	—	100%	3	1	67%

Total	875	845	3%	3,574	3,504	2%

Operating Income	$33	$19	(42%)	$77	$75	(3%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF
Wholesale — third parties	84	73	(13%)	335	314	(6%)
Wholesale — affiliates	9	2	(78%)	36	9	(75%)
Retail & Pipeline	46	55	20%	184	199	8%

Total Throughput	139	130	(6%)	555	522	(6%)

Average number of customers:
Wholesale	140	237	69%	140	235	68%
Retail & Pipeline	6,697	6,870	3%	6,590	6,801	3%

Total	6,837	7,107	4%	6,730	7,036	5%

	Interstate Pipelines
	Quarter Ended			Twelve Months Ended
	December 31,		% Diff	December 31,		% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$89	$152	71%	$388	$500	29%

Expenses:
Natural gas	8	28	(250%)	31	83	(168%)
Operation and maintenance	23	40	(74%)	120	125	(4%)
Depreciation and amortization	9	12	(33%)	37	44	(19%)
Taxes other than income taxes	5	1	80%	19	11	42%

Total	45	81	(80%)	207	263	(27%)

Operating Income	$44	$71	61%	$181	$237	31%

Pipelines Operating Data:
Throughput data in BCF
Transportation	221	336	52%	939	1,216	29%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Twelve Months Ended
	December 31,			December 31,
			% Diff			% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$36	$50	39%	$150	$175	17%

Expenses:
Natural gas	(6)	5	(183%)	(10)	(4)	(60%)
Operation and maintenance	17	17	—	59	66	(12%)
Depreciation and amortization	2	3	(50%)	10	11	(10%)
Taxes other than income taxes	—	1	—	2	3	(50%)

Total	13	26	(100%)	61	76	(25%)

Operating Income	$23	$24	4%	$89	$99	11%

Field Services Operating Data:
Throughput data in BCF
Gathering	96	102	6%	375	398	6%

	Other Operations
	Quarter Ended			Twelve Months Ended
	December 31,			December 31,
			% Diff			% Diff
	2006	2007	Fav/(Unfav)	2006	2007	Fav/(Unfav)
Results of Operations:
Revenues	$3	$2	(33%)	$15	$10	(33%)
Expenses	(2)	6	(400%)	17	15	12%

Operating Income (Loss)	$5	$(4)	(180%)	$(2)	$(5)	(150%)

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2007	2006	2007
Capital Expenditures by Segment
Electric Transmission & Distribution	$111	$97	$389	$401
Natural Gas Distribution	54	56	187	191
Competitive Natural Gas Sales and Services	4	2	18	7
Interstate Pipelines	259	55	437	308
Field Services	24	19	65	74
Other Operations	7	8	25	30

Total	$459	$237	$1,121	$1,011

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2007	2006	2007
Interest Expense Detail
Amortization of Deferred Financing Cost	$13	$20	$53	$62
Capitalization of Interest Cost	(4)	(3)	(10)	(21)
Transition Bond Interest Expense	32	30	130	123
Other Interest Expense	108	118	427	462

Total Interest Expense	$149	$165	$600	$626

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	December 31,
	2006	2007

ASSETS
Current Assets:
Cash and cash equivalents	$127	$129
Other current assets	2,868	2,659

Total current assets	2,995	2,788

Property, Plant and Equipment, net	9,204	9,740

Other Assets:
Goodwill	1,705	1,696
Regulatory assets	3,290	2,993
Other non-current assets	439	655

Total other assets	5,434	5,344

Total Assets	$17,633	$17,872

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$187	$232
Current portion of transition bond long-term debt	147	159
Current portion of other long-term debt	1,051	1,156
Other current liabilities	2,836	2,244

Total current liabilities	4,221	3,791

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,362	2,266
Regulatory liabilities	792	828
Other non-current liabilities	900	813

Total other liabilities	4,054	3,907

Long-term Debt:
Transition bond	2,260	2,101
Other	5,542	6,263

Total long-term debt	7,802	8,364

Shareholders’ Equity	1,556	1,810

Total Liabilities and Shareholders’ Equity	$17,633	$17,872

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Twelve Months Ended December 31,
	2006	2007
Cash Flows from Operating Activities:
Net income	$432	$399
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	655	696
Deferred income taxes and investment tax credit	(241)	—
Tax and interest reserves reductions related to ZENS and ACES	(107)	—
Write-down of natural gas inventory	66	11
Changes in net regulatory assets	79	81
Changes in other assets and liabilities	108	(425)
Other, net	(1)	12

Net Cash Provided by Operating Activities	991	774

Net Cash Used in Investing Activities	(1,056)	(1,300)

Net Cash Provided by Financing Activities	118	528

Net Increase in Cash and Cash Equivalents	53	2

Cash and Cash Equivalents at Beginning of Period	74	127

Cash and Cash Equivalents at End of Period	$127	$129

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.